Exhibit 2

THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

This Third Amendment to Credit and Guaranty Agreement (this “Amendment”) is effective as of May 31, 2018 (the “Third Amendment Effective Date”) by and among RLJ ENTERTAINMENT, INC., a Nevada corporation (“Parent Borrower”), certain subsidiaries of Parent Borrower party hereto (“Guarantors”), and Digital Entertainment Holdings LLC (“DEH”), as Administrative Agent and Lender.

RECITALS

WHEREAS, Parent Borrower, the Guarantors and DEH, in its capacities as Lender, Administrative Agent and Collateral Agent, entered into that certain Credit and Guaranty Agreement, dated as of October 14, 2016 (as amended by that certain First Amendment dated as of January 30, 2017, and by that certain Second Amendment dated as of June 16, 2017, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Administrative Agent and Lender make an amendment to the Credit Agreement as set forth in this Amendment, so as to reduce the Minimum Cash Balance from $3,500,000 to $2,000,000 from the period commencing June 1, 2018 and continuing through September 30, 2018;

WHEREAS, the Administrative Agent and Lender are willing to execute and deliver this Amendment on the terms and conditions hereafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Unless otherwise defined in this Amendment, any and all initially capitalized terms set forth in this Amendment shall have the meaning ascribed thereto in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Section 6.7(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Minimum Cash Balance. The Parent Borrower shall not permit the Minimum Cash Balance on any day to be less than the amount set forth below.

Period	Minimum Cash Balance
Fiscal Year ending December 31, 2016	$1,000,000
Fiscal Year ending December 31, 2017	$2,000,000
Five Months ending May 31, 2018	$3,500,000
Four Months ending September 30, 2018	$2,000,000
October 1, 2018 and thereafter	$3,500,000

3. Representations and Warranties. Each Credit Party hereby represents and warrants to Administrative Agent and Lender that as of the date hereof, both before and after giving effect to this Amendment and the matters contemplated thereby (it being understood, for the sake of clarity, any breach of these representations and warranties shall be an Event of Default under the Credit Agreement):

(a)	The execution, delivery and performance of this Amendment has been duly authorized by all requisite action on the part of Parent Borrower and each of the Guarantors and constitutes the legal, valid and binding obligations of each of Parent Borrower and the Guarantors, enforceable in accordance with its terms;

(b)	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by Parent Borrower or the Guarantors of this Amendment or any other documents executed in connection with this amendment, as amended hereby;

(c)	No Default or Event of Default has occurred and is continuing or would arise as a result of the transactions contemplated by this Amendment;

(d)	The representations and warranties set forth in the Credit Agreement, as amended hereby, and in the other Credit Documents, as amended to date, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date); and

(e)	Immediately prior to and immediately after the consummation of the transactions contemplated under this Amendment on the date hereof, each Credit Party is and will be Solvent.

4. Conditions Precedent to Effectiveness. The effectiveness of Section 2 of this Amendment is subject to the prior or concurrent consummation of each of the following conditions (or waiver), as determined by the Administrative Agent and Lender in their sole discretion:

(a) The Administrative Agent shall have received a copy of this Amendment duly executed by the Credit Parties;

(b) The Administrative Agent shall have received resolutions of the Board of Directors of Parent Borrower approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Third Amendment Effective Date by Parent Borrower’s secretary or an assistant secretary or other Authorized Officer as being in full force and effect without modification or amendment;

(c) The Administrative Agent shall have received from Parent Borrower the costs and expenses due and payable pursuant to Section 5 hereof;

(d) No Default or Event of Default shall have occurred and be continuing; and

(e) The representations and warranties of Parent Borrower and each of the Guarantors contained in Section 3 of this Amendment are true and correct.

5. Costs and Expenses. Pursuant to Section 10.2 of the Credit Agreement, Parent Borrower shall pay on the Third Amendment Effective Date, the reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation of this Amendment.

6. Reaffirmation and Confirmation. The Credit Parties hereby acknowledge that notwithstanding the terms of this Amendment or otherwise, the terms of this Amendment shall not constitute a course of dealing among the parties hereto. Each of Parent Borrower and the Guarantors hereby (i) acknowledges and agrees that all of such party’s obligations under the Credit Agreement and the other Credit Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties and (B) the guaranties made by it pursuant to the Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by Parent Borrower and each of the Guarantors contained in the Pledge and Security Agreement and any other Collateral Document shall remain, in full force and effect after giving effect to the Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by Parent Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Term Loan in accordance with the Credit Agreement.

7. Effect on Credit Documents. Except as expressly set forth in this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Credit Document, or a waiver of any terms or provisions thereof, and the Credit Agreement and the other Credit Documents shall remain unchanged (except as amended hereby) and shall continue in full force and effect. Parent Borrower and each of the Guarantors acknowledges and agrees that, on and after the Third Amendment Effective Date, this Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “Credit Agreement”, “thereunder”, “thereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment and shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle Parent Borrower nor the Guarantors to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, as amended, or any other Credit Document in similar or different circumstances.

8. Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by telecopy, facsimile or email transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

9. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

10. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

11. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders and any assignment in contravention of the foregoing shall be absolutely void.

13. Construction. The Administrative Agent and Parent Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Amendment with its legal counsel and that the Amendment shall be construed as if jointly drafted by the Administrative Agent and Parent Borrower.

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IN WITNESS WHEREOF, this Amendment has been executed and delivered by the undersigned as of June 5, 2018.

RLJ ENTERTAINMENT, INC., as Parent Borrower

By:	/s/ Miguel Penella
Name:	Miguel Penella
Title:	Chief Executive Officer

Signature Page to Third Amendment to Credit and Guaranty Agreement

GUARANTORS:

RLJ ACQUISITION, INC., as Guarantor Subsidiary

By:	/s/ Miguel Penella
Name:	Miguel Penella
Title:	President

IMAGE ENTERTAINMENT, INC., as Guarantor Subsidiary

By:	/s/ Miguel Penella
Name:	Miguel Penella
Title:	President

IMAGE/MADACY HOME ENTERTAINMENT LLC, as Guarantor Subsidiary

By:	/s/ Miguel Penella
Name:	Miguel Penella
Title:	Manager

ACORN MEDIA GROUP, INC., as Guarantor Subsidiary

By:	/s/ Miguel Penella
Name:	Miguel Penella
Title:	President

RLJ ENTERTAINMENT HOLDINGS LTD, as Guarantor Subsidiary

By:	/s/ Miguel Penella
Name:	Miguel Penella
Title:	Director

Signature Page to Third Amendment to Credit and Guaranty Agreement

RLJ ENTERTAINMENT LTD, as Guarantor Subsidiary

By:	/s/ Miguel Penella
Name: Miguel Penella
Title: Director

RLJE INTERNATIONAL LTD., as Guarantor Subsidiary

By:	/s/ Miguel Penella
Name: Miguel Penella
Title: Director

ACORN MEDIA ENTERPRISES LIMITED, as Guarantor Subsidiary

By:	/s/ Miguel Penella
Name: Miguel Penella
Title: Director

RLJ ENTERTAINMENT AUSTRALIA PTY LTD, as Guarantor Subsidiary

By:	/s/ Miguel Penella
Name: Miguel Penella
Title: Director

Signature Page to Third Amendment to Credit and Guaranty Agreement

DIGITAL ENTERTAINMENT HOLDINGS LLC, as Administrative Agent

By:	/s/ James G. Gallagher
Name: James G. Gallagher
Title: Executive Vice President and General Counsel

DIGITAL ENTERTAINMENT HOLDINGS LLC, as Lender

By:	/s/ James G. Gallagher
Name: James G. Gallagher
Title: Executive Vice President and General Counsel

Signature Page to Third Amendment to Credit and Guaranty Agreement